                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and the use of our report dated February 13, 1998, except for Note 8 as to which the date is April 15, 1998 relating to the financial statements of Entel Technologies, Inc. for the year ended December 31, 1997 included in
Registration Statement No. 333-      on Form S-1 for the registration of the
Common Stock of Wireless Facilities, Inc.

                                          /s/ M.R. Weiser & Co. LLP
                                          M.R. Weiser & Co. LLP

New York, New York
August 17, 1999